UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2022

LAKELAND FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	0-11487	35-1559596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202 East Center Street,
Warsaw	,	Indiana	46580
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (574) 267-6144

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	LKFN	NASDAQ

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (s230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (s240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 12, 2022, the Company's annual meeting of stockholders was held. At the meeting, the stockholders elected A. Faraz Abbasi, Blake W. Augsburger, Robert E. Bartels, Jr., Darrianne P. Christian, David M. Findlay, Michael L. Kubacki, Emily E. Pichon, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, and M Scott Welch, each with terms expiring in 2023. Additionally, the Company's stockholders approved the advisory vote on executive compensation and ratified the selection of Crowe LLP as the Company's independent registered public accounting firm for the year ended December 31, 2022.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

	For	Withhold	Broker Non-votes
A. Faraz Abbasi	19,619,336	256,952	2,896,797
Blake W. Augsburger	15,921,042	3,955,246	2,896,797
Robert E. Bartels, Jr.	17,949,536	1,926,752	2,896,797
Darrianne P. Christian	19,613,019	263,269	2,896,797
David M. Findlay	19,460,524	415,764	2,896,797
Michael L. Kubacki	19,299,007	577,281	2,896,797
Emily E. Pichon	18,391,066	1,485,222	2,896,797
Steven D. Ross	18,347,525	1,528,763	2,896,797
Brian J. Smith	19,551,392	324,896	2,896,797
Bradley J. Toothaker	19,485,733	390,555	2,896,797
M. Scott Welch	17,973,369	1,902,919	2,896,797

Approval of Advisory Proposal on Executive Compensation:

For	Against	Abstain/Withhold	Broker Non-votes
19,550,475	235,334	90,479	2,896,797

Ratification of Crowe LLP as Independent Registered Public Accounting Firm:

For	Against	Abstain/Withhold	Broker Non-votes
22,291,893	478,374	2,818

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND FINANCIAL CORPORATION

Dated: April 13, 2022	By:	/s/ Lisa M. O’Neill
Lisa M. O’Neill
Executive Vice President
and Chief Financial Officer